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                                                                 Exhibit (a)(12)

                                  LAUDUS TRUST

                               AMENDMENT NO. 11 TO
                       AGREEMENT AND DECLARATION OF TRUST

The undersigned, being all of the trustees of Laudus Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated April 1, 1988, as amended and restated (the "Agreement and Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that the creation of a new series of the Trust and the dissolution of a second series of the Trust is consistent with the fair and equitable treatment of all Shareholders do hereby direct that this Amendment No. 11 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby consent to and adopt the following amendment to the Agreement and Declaration of Trust:

1. The first sentence of Section 6 of Article III of the Second Amended and Restated Agreement and Declaration of Trust is amended and restated in its entirety to read as follows:

     "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes of Shares or to modify the rights and preferences of any Series or Class, the "Laudus Rosenberg U.S. Small Capitalization Fund" (formerly the AXA Rosenberg U.S. Small Capitalization Fund and, prior to that, the Small Capitalization Series), "Laudus Rosenberg International Small Capitalization Fund" (formerly the AXA Rosenberg International Small Capitalization Fund and, prior to that, the International Small Capitalization Series), "Laudus Rosenberg Value Long/Short Equity Fund" (formerly the AXA Rosenberg Value Long/Short Equity Fund and, prior to that, the AXA Rosenberg Value Market Neutral Fund and, prior to that, the Barr Rosenberg Market Neutral Fund), "Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund" (formerly the AXA Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund and, prior to that, the AXA Rosenberg Select Sectors Market Neutral Fund and, prior to that, the Barr Rosenberg Select Sectors Market Neutral Fund), "Laudus Rosenberg U.S. Large Capitalization Growth Fund" (formerly the AXA Rosenberg Enhanced 500 Fund), "Laudus Rosenberg International Equity Fund" (formerly the AXA Rosenberg International Equity Fund), "Laudus Rosenberg Global Long/Short Equity Fund" (formerly the AXA Rosenberg Global Long/Short Equity Fund and, prior to that, the AXA Rosenberg Multi-Strategy Market Neutral Fund), "Laudus Rosenberg U.S. Discovery Fund" (formerly the AXA Rosenberg U.S. Discovery Fund), "Laudus Rosenberg U.S. Large Capitalization Fund" (formerly the AXA Rosenberg U.S. Large Capitalization Fund), "Laudus Rosenberg U.S. Long/Short Equity Fund" (formerly the AXA Rosenberg U.S. Long/Short Equity Fund and, prior to that, the AXA Rosenberg U.S. Market Neutral Fund), and "Laudus Rosenberg U.S. Large Capitalization Value Fund" shall be, and are hereby, established and designated, and with respect to the Laudus Rosenberg Small Capitalization Fund, the Institutional Shares Class, Adviser Shares Class and Investor Shares Class, which may be issued by such Series from time to time, shall be, and are hereby, established and designated, and with

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respect to the Laudus Rosenberg International Small Capitalization Fund, Laudus
Rosenberg Value Long/Short Equity Fund, Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, Laudus Rosenberg U.S. Large Capitalization Growth Fund, Laudus Rosenberg International Equity Fund, Laudus Rosenberg Global Long/Short Equity Fund, Laudus Rosenberg U.S. Discovery Fund, Laudus Rosenberg U.S. Large Capitalization Fund, Laudus Rosenberg U.S. Long/Short Equity Fund, and Laudus Rosenberg U.S. Large Capitalization Value Fund, the Institutional Shares Class and Investor Shares Class, which may be issued by each such Series from time to time, shall be, and are hereby, established and designated, all of which Classes shall have the respective rights and preferences as set forth in the Plan attached as Exhibit 3.6 hereto as such Plan may be amended from time to time by the Board of Trustees."

The foregoing amendment shall become effective upon execution by the undersigned trustees. This amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

In addition, Amendment No. 9 to the Agreement and Declaration of Trust, as filed with the Secretary of State on March 30, 2004 is hereby redesignated as Amendment No. 10 to the Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, each of the undersigned Trustees as aforesaid do hereto set their hands this 30th day of July, 2004.


                                           MARIANNE BYERWALTER


                                           /s/ Marianne Byerwalter
                                           -----------------------------

                                           NILS H. HAKANSSON


                                           /s/ Nils H. Hakansson
                                           -----------------------------

                                           WILLIAM A. HASLER


                                           /s/ William A. Hasler
                                           -----------------------------

                                           JEFFREY M. LYONS


                                           /s/ Jeffrey M. Lyons
                                           -----------------------------